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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 August 5, 2002



                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                    1-11047                    22-2870438
  (State or other juris-           (Commission             (I.R.S. Employer ID
 diction of incorporation)         File Number)                   Number)




                  849 E Stanley Blvd, #209 Livermore, CA. 94550
                    (Address of principal executive offices)



        Registrant's telephone number, including area code (925) 373-0374 not applicable
          (Former name or former address, if changed since last report)


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ITEM 5 - OTHER EVENTS

On August 5, 2002, in addition to his current position as President. The Company appointed Allan J. Korn to the position of Chairman of the Board and CEO.


On August 7, 2002, the Company executed a non-binding letter of intent under which UPS Technology LLC will be merged into a subsidiary of the Company. The merger is subject to negotiation, execution and delivery of a definitive merger agreement by and among UPS Technology LLC and the Company, board of directors approval, completion of due diligence, all consents, clearances and approvals of third parties and governmental agencies necessary for the consummation of the merger. In consideration for the merger, the shareholders of UPS Technology LLC will be issued unregistered shares in the Company, which in the aggregate following their issuance shall be equal to eighty-five percent of the issued an outstanding common stock, $0.002 par value of the Company. The merger agreement shall also provide for anti-dilution protection for the Company's stockholders existing prior to the merger, such that the holders of common stock continue to hold at least fifteen percent of the issued and outstanding common stock of the Company for a period of fifteen months following the merger. The closing of the merger is anticipated to occur on or before August 30, 2002, however, there can be no assurance that it will occur at that time.





                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 8, 2002


SPARTA SURGICAL CORPORATION



s/s Allan J. Korn
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Allan J. Korn
President, Secretary, CEO and Chairman of the Board